SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 31, 2009

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50771	20-0307691
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification Number)

3095 East Andrew Johnson Highway, Greeneville, Tennessee	37745
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 636-1555

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

American Patriot Financial Group, Inc. (the “Company”) is offering up to an aggregate of 5,000 shares of Series A Preferred Stock (“Preferred Stock”) at a purchase price of $1,000 per share for an aggregate offering price of $5,000,000 in an intrastate offering made only to Tennessee residents.  There will be no underwriting discounts or commissions paid to underwriters by the Company with respect to the sale of Preferred Stock.

On December 31, 2009, the Company sold a total of 47 shares of Preferred Stock to three investors.  The sales were made pursuant to an exemption from registration set forth in Section 3(a)(11) of the Securities Act of 1933, as amended, as securities offered and sold only to persons resident within Tennessee, where the Company is incorporated by and doing business within Tennessee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

Dated:	January 6, 2010	By:	/s/ T. Don Waddell
Name:	T. Don Waddell
Title:	Chief Financial Officer